Exhibit 10.26

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1.1, is made by and between BRE/COH OH LLC, a Delaware limited liability company (“Landlord”), and ADS ALLIANCE DATA SYSTEMS, INC. a Delaware corporation (“Tenant”).  The following exhibits are incorporated herein and made a part hereof:  Exhibit A (Outline of Premises); Exhibit B (Work Letter); Exhibit B-1 (Initial Tenant Improvement Work); Exhibit C (Form of Confirmation Letter); Exhibit D (Rules and Regulations); Exhibit E ([Intentionally Omitted]); Exhibit F (Additional Provisions); Exhibit F-1 (Building Signage); and Exhibit G (Reserved Parking).

1       BASIC LEASE INFORMATION

1.1 Date:	July 26, 2012

1.2 Premises.

1.2.1 “Building”:	4400 Easton Commons, Columbus, Ohio, commonly known as 4400 Easton Commons.

1.2.2 “Premises”:
Subject to Section 2.1.1, 68,981 rentable square feet of space located on the 2nd and 3rd floors of the Building and commonly known as Suites 200 and 300, the outline and location of which is set forth in Exhibit A.  If the Premises include any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises.

1.2.3 “Property”:
The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

1.2.4 “Project”:	The Property or, at Landlord’s discretion, any project containing the Property and any other land, buildings or other improvements.

1.3 Term

1.3.1 Term:	The term of this Lease (the “Term”) shall commence on the Commencement Date and end on the Expiration Date (or any earlier date on which this Lease is terminated as provided herein).

1.3.2 “Commencement Date”:
The earlier of (i) the first date on which Tenant conducts business in the Premises, or (ii) the later of (a) August 1, 2012, or (b) the date on which the Initial Tenant Improvement Work (defined in Section 7 of Exhibit B) is Substantially Complete (defined in Section 8 of Exhibit B).

1.3.3 “Expiration Date”:	The last day of the 65th full calendar month commencing on or after the Commencement Date.

1.4            “Base Rent”:

1.5 Intentionally Omitted.

1.6 “Tenant’s Share”:	67.9549% (based upon a total of 101,510 rentable square feet in the Building), subject to Section 2.1.1.

1.7 “Permitted Use”:
General office use consistent with a first-class office building; provided, however, that (i) at no time shall the Premises or any portion thereof be used (a) by a retail bank, other than The Huntington National Bank (or any affiliate or successor thereof), except for use by financial institutions and banks  that is limited to general office use and not for retail banking purposes, (b) a book store, other than Barnes and Noble (or any successor by sale or merger), (c) an adult book store, or (d) an adult motion picture theater, and (ii) to the extent the Premises include a retail facility over 10,000 rentable square feet, at no time shall such facility be used primarily for the sale of home improvement supplies, lumber, building supplies & hardware.  Notwithstanding anything herein to the contrary:  (a) Tenant represents and warrants to Landlord that Tenant is not a Competitor (defined below), and (b) Tenant covenants that (i) Tenant shall not be a Competitor at any time from and after the date of this Lease through the date of expiration or earlier termination hereof; and (b) Tenant shall not permit (pursuant to a sublease or otherwise) any Competitor to occupy or use any portion of the Premises.  As used herein, “Competitor” means any person or entity whose primary business (or whose primary business in the Building) is a retail or discount brokerage or a firm whose business (or whose business in the Building) does more than ten percent (10%) of its business in the sale of securities, investment banking or stock brokerage.

1.8. “Security Deposit”:	$ , as more particularly described in Section 21.

Prepaid Base Rent:

Prepaid Additional Rent:	$ , as more particularly described in Section 3.

1.9 Parking:
The Applicable Number (defined below) of unreserved parking spaces, at the rate of $    per space per month.  As used herein, “Applicable Number” means, at any time, the lowest whole number that equals or exceeds the number obtained by multiplying (a) the quotient obtained by dividing (i) four (4), by (ii) 1,000 rentable square feet, by (b) the rentable square footage of the Premises.  Accordingly, so long as the rentable square footage of the Premises remains 68,981 rentable square feet, the Applicable Number shall be 275.

12 reserved parking spaces, at the rate of $    per space per month, in the locations shown on Exhibit G.

1.10 Address of Tenant:
ADS Alliance Data Systems, Inc.
3100 Easton Square Place
Columbus, OH 43219
Attn:  General Counsel

with a copy to:

ADS Alliance Data Systems, Inc.
7500 Dallas Parkway, Suite 700
Plano, TX 75024
Attn: Legal Department

1.11 Address of Landlord:
BRE/COH OH LLC
2311 Cedar Springs Road
Suite 300
Dallas, TX  75201

with copies to:

Equity Office
2655 Campus Drive
Suite 100
San Mateo, CA 94403
Attn:  Managing Counsel

and

Equity Office
Two North Riverside Plaza
Suite 2100
Chicago, IL  60606
Attn:  Lease Administration

1.12 Broker(s):	None (“Tenant’s Broker”), representing Tenant, and Cassidy Turley Ohio, Inc., a Missouri Corporation (“Landlord’s Broker”), representing Landlord.

1.13 Building HVAC Hours and Holidays:
“Building HVAC Hours” means 7:00 a.m. to 6:00 p.m., Monday through Friday and 9:00 a.m. to 1:00 p.m. Saturday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, at Landlord’s discretion, any other locally or nationally recognized holiday that is observed by other buildings comparable to and in the vicinity of the Building (collectively, “Holidays”).

1.14 “Transfer Radius”:	None.

1.15 “Tenant Improvements”:	Defined in Exhibit B, if any.

1.16 “Guarantor”:	None.

2       PREMISES AND COMMON AREAS.

2.1         The Premises.

2.1.1           Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.  Landlord and Tenant acknowledge that the rentable square footage of the Premises is as set forth in Section 1.2.2 and the rentable square footage of the Building is as set forth in Section 1.6.  At any time Landlord may deliver to Tenant a notice substantially in the form of Exhibit C, as a confirmation of the information set forth therein.  Tenant shall execute and return (or, by notice to Landlord, reasonably object to) such notice within 5 days after receiving it, and if Tenant fails to do so, Tenant shall be deemed to have executed and returned it without exception.

2.1.2           Except as expressly provided herein, the Premises are accepted by Tenant in their configuration and condition existing on the date hereof (or in such other configuration and condition as any existing tenant of the Premises may cause to exist in accordance with its lease), without any obligation of Landlord to perform or pay for any alterations to the Premises, and without any representation or warranty regarding the configuration or condition of the Premises, the Building or the Project or their suitability for Tenant’s business.

2.1.3           Landlord represents and warrants to Tenant that, as of the date of mutual execution delivery hereof, general office use is permitted in the Premises under applicable zoning laws.

2.2         Common Areas.  Tenant may use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit D), any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”).

3       RENT.  Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction, at the place Landlord may designate from time to time, in money of the United States of America that, at the time of payment, is legal tender for the payment of all obligations.  As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder.  Monthly payments of Base Rent and monthly payments of Additional Rent for Expenses (defined in Section 4.2.2), Taxes (defined in Section 4.2.3) and parking (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Additional Rent for Expenses and Taxes for the first full calendar month for which such Additional Rent is payable hereunder shall be paid upon Tenant’s execution and delivery hereof.  Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s request for payment.  Rent for any partial calendar month shall be prorated based on the actual number of days in such month.  Without limiting Landlord’s other rights or remedies, (a) if any installment of Rent is not received by Landlord or its designee within 10 days after its due date, Tenant shall pay Landlord a late charge equal to   % of the overdue amount (provided, however, that such late charge shall not apply to any such delinquency unless either (i) such delinquency is not cured within 10 days after notice from Landlord, or (ii) Tenant previously received notice from Landlord of a delinquency that occurred earlier in the same calendar year); and (b) any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at the lesser of   % per annum or the highest rate permitted by Law (defined in Section 5).  Tenant’s covenant to pay Rent is independent of every other covenant herein.

4       EXPENSES AND TAXES.

4.1         General Terms.  In addition to Base Rent, Tenant shall pay, in accordance with Section 4.4, for each Expense Year (defined in Section 4.2.1), an amount equal to the sum of (a) Tenant’s Share of Expenses for such Expense Year, plus (b) Tenant’s Share of Taxes for such Expense Year.  Tenant’s Share of Expenses and Tenant’s Share of Taxes for any partial Expense Year shall be prorated based on the number of days in such Expense Year.

4.2          Definitions.  As used herein, the following terms have the following meanings:

4.2.1           “Expense Year” means each calendar year in which any portion of the Term occurs.

4.2.2           “Expenses” means all expenses, costs and amounts that Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Property.  Landlord shall act in a reasonable manner in incurring Expenses.  Without limiting the preceding sentence, Landlord shall not “double-count” any amount as an Expense or add a “mark-up” to any Expense; provided, however, that this sentence shall not limit (a) Landlord’s right to include a management fee in Expenses pursuant to clause (vi) of the next succeeding sentence, or (b) the second-to-last paragraph of this Section 4.2.2.  Expenses shall include (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles; (iv) the cost of landscaping and relamping; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) a management fee in the amount (which is hereby acknowledged to be reasonable) of 3% of gross annual receipts from the Building (excluding the management fee), together with other fees and costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property; (vii) payments under any equipment-rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property, and costs of training, uniforms, and employee enrichment for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property; (xii) the cost of capital improvements or any other items that are (A) intended to effect economies in the operation or maintenance of the Property, reduce current or future Expenses, enhance the safety or security of the Property or its occupants, or enhance the environmental sustainability of the Property’s operations, (B) replacements or modifications of the nonstructural portions of the Base Building (defined in Section 7) or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (C) required under any Law; (xiii) the cost of tenant-relation programs reasonably established by Landlord; (xiv) payments under any existing or future reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property; (xv) business park association fees; and (xvi) the cost of snow removal in Common Areas.

Notwithstanding the foregoing, Expenses shall not include:  (a) capital expenditures not described in clauses (xi) or (xii) above (in addition, any capital expenditure shall be amortized (including actual or imputed interest on the amortized cost) over such period of time as Landlord shall reasonably determine); (b) depreciation; (c) principal payments of mortgage or other non-operating debts of Landlord; (d) costs of repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds; (e) except as provided in clause (xiii) above, costs of leasing space in the Building, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants; (f) costs of selling, financing or refinancing the Building; (g) fines, penalties or interest resulting from late payment of Taxes or Expenses; (h) organizational expenses of creating or operating the entity that constitutes Landlord; or (i) damages paid to Tenant hereunder or to other tenants of the Building under their respective leases.

If, during any portion of any Expense Year, the Building is not 100% occupied (or a service provided by Landlord to tenants of the Building generally is not provided by Landlord to a tenant that provides such service itself, or any tenant of the Building is entitled to free rent, rent abatement or the like), Expenses for such Expense Year shall be determined as if the Building had been 100% occupied (and all services provided by Landlord to tenants of the Building generally had been provided by Landlord to all tenants, and no tenant of the Building had been entitled to free rent, rent abatement or the like) during such portion of such Expense Year.

Notwithstanding any contrary provision hereof, Controllable Expenses (defined below) shall not increase after calendar year 2012 by more than 5% per calendar year, as determined on a compounding and cumulative basis.  By way of example and not of limitation, if Controllable Expenses for calendar year 2012 are $10.00 per rentable square foot, then Controllable Expenses for calendar year 2013 shall not exceed $10.50 per rentable square foot; Controllable Expenses for calendar year 2014 shall not exceed $11.03 per rentable square foot; and so on.  As used herein, “Controllable Expenses” means all Expenses other than (i) costs of utilities, (ii) insurance premiums and deductibles, (iii) capital expenditures, (iv) any market-wide cost increases resulting from extraordinary circumstances, including Force Majeure, boycotts, strikes, conservation surcharges, embargoes and shortages, (v) the cost of any repair or replacement that Landlord reasonably expects will not recur on an annual or more frequent basis, (vi) costs of materials, supplies, and removal of debris, (vii) costs of union labor (including labor that is unionized after the date hereof), and (viii) costs incurred to comply with Law.  For purposes of determining Controllable Expenses, any management fee shall be calculated without regard to any free rent, abated rent, or the like.

4.2.3           “Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property.  Taxes shall include (a) real estate taxes; (b) assessments for improvement or transit districts; (c) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (d) any tax on the rent, right to rent or other income from any portion of the Property or as against the business of leasing any portion of the Property; and (e) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes).  Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred.  Notwithstanding any contrary provision hereof, Taxes shall be determined without regard to any “green building” credit and shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, transfer taxes, excise taxes, federal and state income taxes, the Ohio commercial activity tax, penalties and interest arising from the late payment of Taxes, and other taxes to the extent (x) applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), or (y) measured solely by the square footage, rent, fees, services, tenant allowances or similar amounts, rights or obligations described or provided in or under any particular lease, license or similar agreement or transaction at the Building; (ii) any Expenses, and (iii) any items required to be paid or reimbursed by Tenant under Section 4.5.

4.3         Allocation.  Landlord, in its reasonable discretion, may equitably allocate Expenses among office, retail or other portions or occupants of the Property.  If Landlord incurs Expenses or Taxes for the Property together with another property, Landlord, in its reasonable discretion, shall equitably allocate such shared amounts between the Property and such other property.

4.4         Calculation and Payment of Expenses and Taxes.

4.4.1           Statement of Actual Expenses and Taxes; Payment by Tenant.  Landlord shall endeavor to give to Tenant, after the end of each Expense Year, a statement (the “Statement”) setting forth the actual Expenses and Taxes for such Expense Year.  If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 is less or more than the sum of Tenant’s Share of the actual Expenses plus Tenant’s Share of the actual Taxes (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement.  Any failure of Landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Section 4.

4.4.2           Statement of Estimated Expenses and Taxes.  Landlord shall endeavor to give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses (the “Estimated Expenses”) and Taxes (the “Estimated Taxes”) for such Expense Year.  Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expenses plus Tenant’s Share of the Estimated Taxes (as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2.  Until Landlord delivers a new Estimate Statement (which Landlord may do at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expenses plus Tenant’s Share of the Estimated Taxes, as such amounts are set forth in the previous Estimate Statement.  Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Section 4.

4.4.3           Retroactive Adjustment of Taxes.  Notwithstanding any contrary provision hereof, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year shall be retroactively adjusted.  If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Taxes, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

4.5         Charges for Which Tenant Is Directly Responsible.  Tenant shall pay, 10 days before delinquency, any taxes levied against Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises.  If any such taxes are levied against Landlord or its property (or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or other personal property of Tenant), Landlord may pay such taxes (or such increased assessment) regardless of their (or its) validity, in which event Tenant, upon demand, shall repay to Landlord the amount so paid.  If any Tenant-Insured Improvements (defined in Section 10.2.2) are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, the Taxes levied against Landlord or the Property by reason of such excess assessed valuation shall be deemed taxes levied against Tenant’s personal property for purposes of this Section 4.5.  Notwithstanding any contrary provision hereof, Tenant shall pay 10 days before delinquency (or reimburse to Landlord upon demand, if the same is required by Law to be paid by Landlord):  (i) any rent tax, sales tax, service tax, transfer tax, value added tax, use tax, business tax, gross income tax, gross receipts tax, or other tax, assessment, fee, levy or charge measured solely by the square footage, Rent, services, tenant allowances or similar amounts, rights or obligations described or provided in or under this Lease; and (ii) any taxes assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property.

4.6         Books and Records.  Within 60 days after receiving any Statement (the “Review Notice Period”), Tenant may give Landlord notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of the Expenses and/or Taxes for the Expense Year to which such Statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review.  Within a reasonable time after receiving a timely Review Notice (and, at Landlord’s option, an executed confidentiality agreement as described below), Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records.  Within 60 days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an “Objection Notice”) stating with reasonable specificity any objections to the Statement, in which event Landlord and Tenant shall work together in good faith to resolve Tenant’s objections.  Tenant may not deliver more than one Review Notice or more than one Objection Notice with respect to any Expense Year.  If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Statement.  If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state where the Building is located and its fees shall not be contingent, in whole or in part, upon the outcome of the review.  Tenant shall be responsible for all costs of such review.  The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively, “Tenant’s Auditors”).  Before making any records available for review, Landlord may require Tenant and Tenant’s Auditors to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within 30 days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one day for each day by which such execution and delivery follows the expiration of such 30-day period.  Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Statement if any Rent remains unpaid past its due date.  If, for any Expense Year, Landlord and Tenant determine that the sum of Tenant’s Share of the actual Expenses plus Tenant’s Share of the actual Taxes is less or more than the amount reported, Tenant shall receive a credit in the amount of its overpayment against Rent then or next due hereunder, or pay Landlord the amount of its underpayment with the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of its overpayment (less any Rent due), or Tenant shall pay Landlord the amount of its underpayment, within 30 days after such determination.

5       USE; COMPLIANCE WITH LAWS.

5.1         Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, damages the reputation of the Project, interferes with, injures or annoys other occupants of the Building, or constitutes a nuisance.  Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business in the Premises, (ii) the use, condition, configuration or occupancy of the Premises, or (iii) the Building systems located in or exclusively serving the Premises.  If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it.  If a change to any Common Area, the Building structure, or any Building system located outside of and not exclusively serving the Premises becomes required under Law (or if any such requirement is enforced) as a result of any Tenant-Insured Improvement, the installation of any trade fixture, or any particular use of the Premises (as distinguished from general office use), then Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 10% of the cost of such change.  As used herein, “Law” means any existing or future law, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties.

5.2         Landlord, at its expense (subject to Section 4), shall cause the Base Building and the Common Areas to comply with all Laws (including the Americans with Disabilities Act (“ADA”)) to the extent that (a) such compliance is necessary for Tenant to use the Premises for general office use in a normal and customary manner and for Tenant’s employees and visitors to have reasonably safe access to and from the Premises, or (b) Landlord’s failure to cause such compliance would impose liability upon Tenant under Law; provided, however, that Landlord shall not be required to cause or pay for such compliance to the extent that (x) Tenant is required to cause or pay for such compliance under Section 5.1 or 7.3 or any other provision hereof, or (y) non-compliance arises under any provision of the ADA other than Title III thereof.  Notwithstanding the foregoing, Landlord may contest any alleged violation in good faith, including by applying for and obtaining a waiver or deferment of compliance, asserting any defense allowed by Law, and appealing any order or judgment to the extent permitted by Law; provided, however, that after exhausting any rights to contest or appeal, Landlord shall perform any work necessary to comply with any final order or judgment.

6       SERVICES.

6.1         Standard Services.  Landlord shall provide the following services on all days (unless otherwise stated below):  (a) subject to limitations imposed by Law, customary heating, ventilation and air conditioning (“HVAC”) in season during Building HVAC Hours; (b) electricity supplied by the applicable public utility, stubbed to the Premises; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Areas within the Building, and (ii) stubbed to the Building core for use in any plumbing fixtures located in the Premises; (d) [Intentionally Omitted]; (e) elevator service (subject to scheduling by Landlord, and payment of Landlord’s standard usage fee, for any freight service); and (f) access to the Building for Tenant and its employees, 24 hours per day/7 days per week, subject to the terms hereof and such security or monitoring systems as Landlord may reasonably impose, including sign-in procedures and/or presentation of identification cards.

6.2         Above-Standard Use.  Landlord shall provide HVAC service outside Building HVAC Hours if Tenant gives Landlord such prior notice and pays Landlord such hourly cost per zone as Landlord may require.  The parties acknowledge that, as of the date hereof, Landlord’s charge for HVAC service outside Building HVAC Hours is $30.00 per hour per floor, subject to change from time to time.  Tenant shall not, without Landlord’s prior consent, use equipment that may affect the temperature maintained by the air conditioning system or consume above-Building-standard amounts of any water furnished for the Premises by Landlord pursuant to Section 6.1.  If Tenant’s consumption of electricity or water exceeds the rate Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord, upon billing, the cost of such excess consumption, including any costs of installing, operating and maintaining any equipment that is installed in order to supply or measure such excess electricity or water.  The connected electrical load of Tenant’s incidental-use equipment shall not exceed the Building-standard electrical design load, and Tenant’s electrical usage shall not exceed the capacity of the feeders to the Project or the risers or wiring installation.

6.3         Interruption.  Subject to Section 11, any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting from any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.  Notwithstanding the foregoing, if all or a material portion of the Premises is made untenantable or inaccessible for more than three (3) consecutive business days after notice from Tenant to Landlord by a Service Interruption that does not result from a Casualty (defined in Section 11) and that Landlord can correct through reasonable efforts, then, as Tenant’s sole remedy, Monthly Rent shall abate for the period beginning on the day immediately following such 3-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible.

6.4         Janitorial Service to Premises.  Tenant, at its expense, shall provide all trash-disposal, janitorial, cleaning and pest-control services to the interior of the Premises, on a regular basis, so that the Premises are kept in a reasonably neat, clean and pest-free condition.  Without limiting the foregoing, trash, garbage and other waste shall be kept only in sanitary containers installed by Tenant in the Premises, and all containers and equipment in the Premises for the storage or disposal of such materials shall be kept in a clean and sanitary condition.  All trash, garbage and other waste collected in the Premises, when removed by Tenant from the Premises, shall be deposited in containers provided by Landlord for such purpose in the Common Areas, subject to such reasonable rules and procedures as Landlord may establish from time to time.  Landlord shall have no obligation to provide trash-disposal, janitorial, cleaning or pest-control services to the interior of the Premises, and the incremental cost of providing such services to the interiors of other tenant suites shall be excluded from Expenses.

7       REPAIRS AND ALTERATIONS.

7.1         Repairs.  Subject to Section 11, Tenant, at its expense, shall perform all maintenance and repairs (including replacements) to the Premises, and keep the Premises in as good condition and repair as existed when Tenant took possession and as thereafter improved by Landlord and/or Tenant, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder.  Tenant’s maintenance and repair obligations shall include (a) all leasehold improvements in the Premises, whenever and by whomever installed or paid for, including any Tenant Improvements, any Alterations (defined in Section 7.2), and any leasehold improvements installed pursuant to any prior lease, but excluding the Base Building (the “Leasehold Improvements”); (b) all supplemental heating, ventilation and air conditioning units, kitchens (including hot water heaters, dishwashers, garbage disposals, insta-hot dispensers, and plumbing) and similar facilities exclusively serving Tenant, whether located inside or outside of the Premises, and whenever and by whomever installed or paid for; and (c) all Lines (defined in Section 23) and trade fixtures.  Notwithstanding the foregoing, if a Default (defined in Section 19.1) or an emergency exists as a result of Tenant’s failure to perform such maintenance and repairs as required hereunder, Landlord may, at its option, perform such work on Tenant’s behalf, in which case Tenant shall pay Landlord, upon demand, the cost of such work plus a coordination fee equal to 10% of such cost.  Landlord shall perform all maintenance and repairs to (i) the roof and exterior walls and windows of the Building, (ii) the Base Building, and (iii) the Common Areas.  As used herein, “Base Building” means the structural portions of the Building, together with all mechanical (including HVAC), electrical, plumbing and fire/life-safety systems serving the Building in general, whether located inside or outside of the Premises.

7.2         Alterations.  Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facility or other system serving the Premises (an “Alteration”) without Landlord’s prior consent, which consent shall be requested by Tenant not less than 30 days before commencement of work and shall not be unreasonably withheld, conditioned or delayed by Landlord.  Notwithstanding the foregoing, Landlord’s prior consent shall not be required for any Alteration that is decorative only (e.g., carpet installation or painting) and not visible from outside the Premises, provided that Landlord receives 10 business days’ prior notice.  For any Alteration, (a) Tenant, before commencing work, shall deliver to Landlord, and obtain Landlord’s approval of, plans and specifications; (b) Landlord, in its discretion, may require Tenant to obtain security for performance satisfactory to Landlord; (c) Tenant shall deliver to Landlord “as built” drawings (in CAD format, if requested by Landlord), completion affidavits, full and final lien waivers, and all governmental approvals; and (d) Tenant shall pay Landlord upon demand (i) Landlord’s reasonable out-of-pocket expenses incurred in reviewing the work, and (ii) a coordination fee equal to 10% of the cost of the work; provided, however, that this clause (d) shall not apply to any Tenant Improvements.

7.3         Tenant Work.  Before commencing any repair or Alteration (“Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s approval of, (a) names of contractors, subcontractors, mechanics, laborers and materialmen; (b) evidence of contractors’ and subcontractors’ insurance; and (c) any required governmental permits.  Tenant shall perform all Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications, all Laws, the National Electric Code, and Landlord’s construction rules and regulations; and (iii) in a manner that does not impair the Base Building.  If, as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance.  Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 7.3.  In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project.

8       LANDLORD’S PROPERTY.  All Leasehold Improvements shall become Landlord’s property upon installation and without compensation to Tenant.  Notwithstanding the foregoing, if any Tenant-Insured Improvements are not, in Landlord’s reasonable judgment, Building-standard, then before the expiration or earlier termination hereof, Tenant shall, at Landlord’s election, either (a) at Tenant’s expense, and except as otherwise notified by Landlord, remove such Tenant-Insured Improvements (other than the Initial Tenant Improvement Work), repair any resulting damage to the Premises or Building, and restore the affected portion of the Premises to its configuration and condition existing before the installation of such Tenant-Insured Improvements (or, at Landlord’s election, to a Building-standard tenant-improved configuration and condition as determined by Landlord), or (b) pay Landlord an amount equal to the estimated cost of such work, as reasonably determined by Landlord.  If Tenant fails to timely perform any work required under clause (a) of the preceding sentence, Landlord may perform such work at Tenant’s expense. If, when it requests Landlord’s approval of any Tenant Improvements or Alterations, Tenant specifically requests that Landlord identify any such Tenant Improvements or Alterations that, in Landlord’s judgment, are not Building-standard, Landlord shall do so when it provides such approval.

9       LIENS.  Tenant shall keep the Project free from any lien arising out of any work performed, material furnished or obligation incurred by or on behalf of Tenant.  Tenant shall remove any such lien within 15 business days after notice from Landlord, and if Tenant fails to do so, Landlord, without limiting its remedies, may pay the amount necessary to cause such removal, whether or not such lien is valid.  The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand.

10       INDEMNIFICATION; INSURANCE.

10.1         Waiver and Indemnification.  Tenant waives all claims against Landlord, its Security Holders (defined in Section 17), Landlord’s managing agent(s), their (direct or indirect) owners, and the beneficiaries, trustees, officers, directors, employees and agents of each of the foregoing (including

Landlord, the “Landlord Parties”) for (i) any damage to person or property (or resulting from the loss of use thereof), except to the extent such damage is caused by any negligence, willful misconduct or breach of this Lease of or by any Landlord Party, or (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct.  Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from any obligation, loss, claim, action, liability, penalty, damage, cost or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from (a) any cause in, on or about the Premises, or (b) occupancy of the Premises by, or any negligence, willful misconduct or breach of this Lease of or by, Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees, agents, contractors, licensees or invitees, except to the extent such Claim arises from any negligence, willful misconduct or breach of this Lease of or by any Landlord Party.  Landlord shall indemnify, defend, protect, and hold Tenant, its (direct or indirect) owners, and their respective beneficiaries, trustees, officers, directors, employees and agents (including Tenant, the “Tenant Parties”) harmless from any Claim that is imposed or asserted by any third party and arises from any negligence, willful misconduct or breach of this Lease of or by any Landlord Party, except to the extent such Claim arises from any negligence, willful misconduct or breach of this Lease of or by any Tenant Party.

10.2          Tenant’s Insurance.  Tenant shall maintain the following coverages in the following amounts:

10.2.1           Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with combined primary and excess/umbrella limits of $3,000,000 each occurrence and $4,000,000 annual aggregate.

10.2.2           Property Insurance covering (i) all office furniture, trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, and (ii) any Leasehold Improvements installed by or for the benefit of Tenant pursuant to this Lease (“Tenant-Insured Improvements”).  Such insurance shall be written on a special cause of loss form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.2.3           Workers’ Compensation statutory limits and Employers’ Liability limits of $1,000,000.

10.3         Form of Policies.  The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability.  Such insurance shall be issued by an insurance company that has an A.M. Best rating of not less than A-VIII and shall be in form and content reasonably acceptable to Landlord.  Tenant’s Commercial General Liability Insurance shall (a) name the Landlord Parties and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance.  Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements.  Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 25” (Certificate of Liability Insurance) and “ACORD 28” (Evidence of Commercial Property Insurance) or the equivalent.  Attached to the ACORD 25 (or equivalent) there shall be an endorsement (or an excerpt from the policy) naming the Additional Insured Parties as additional insureds, and attached to the ACORD 28 (or equivalent) there shall be an endorsement (or an excerpt from the policy) designating Landlord as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements, and each such endorsement (or policy excerpt) shall be binding on Tenant’s insurance company.  Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 10.2 showing that the Additional Insured Parties are named as additional insureds and that Landlord is designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements.

10.4         Subrogation.  Each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by the waiving party’s property insurance.  For purposes of this Section 10.4 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.

10.5         Additional Insurance Obligations.  Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

11       CASUALTY DAMAGE.  With reasonable promptness (and in any event, if structural damage has occurred then within 120 days, and otherwise within 30 days) after discovering any damage to the Premises (other than trade fixtures), or to any Common Area or Building system necessary for access to or tenantability of the Premises, resulting from any fire or other casualty (a “Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repair of such damage (the “Landlord Repairs”).  If, according to such estimate, the Landlord Repairs cannot be substantially completed within 180 days after they are commenced, either party may terminate this Lease upon 60 days’ notice to the other party delivered within 10 days after Landlord’s delivery of such estimate.  Within 45 days after discovering any damage to the Project resulting from any Casualty, Landlord may, whether or not the Premises are affected, terminate this Lease by notifying Tenant if (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies; (iii) Landlord decides to rebuild the Building or Common Areas so that it or they will be substantially different structurally or architecturally; (iv) the damage occurs during the last 12 months of the Term; or (v) any owner, other than Landlord, of any damaged portion of the Project does not intend to repair such damage.  If this Lease is not terminated pursuant to this Section 11, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and other events of Force Majeure.  The Landlord Repairs shall restore the Premises (other than trade fixtures) and any Common Area or Building system necessary for access to or tenantability of the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law or any Security Holder, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to or tenantability of the Premises.  Notwithstanding Section 10.4, Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.2 with respect to any Tenant-Insured Improvements, and if the estimated or actual cost of restoring any Tenant-Insured Improvements exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, Tenant shall pay such excess to Landlord within 15 days after Landlord’s demand.  Except to the extent Landlord may breach its obligations under this Section 11, no Casualty or restoration shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises (other than trade fixtures) or any Common Area or Building system necessary for access to or tenantability of the Premises is damaged by a Casualty, then, during any time that, as a result of such damage, any portion of the Premises is inaccessible or untenantable and is not occupied by Tenant, Monthly Rent shall be abated in proportion to the rentable square footage of such portion of the Premises.  If Landlord does not substantially complete the Landlord Repairs by the Outside Restoration Date (defined below), Tenant may terminate this Lease by notifying Landlord within 15 days after the Outside Restoration Date and before the substantial completion of the Landlord Repairs.  As used herein, “Outside Restoration Date” means the date occurring two (2) months after the later of (a) the expiration of the time set forth in Landlord’s estimate described in the first sentence of this Section 11, or (b) the date occurring 180 days after the date the Landlord Repairs are commenced; provided, however, that the Outside Restoration Date shall be extended to the extent of (i) any delay caused by the insurance adjustment process; (ii) any other delay caused by events of Force Majeure, and (iii) any delay caused by Tenant or any party claiming by, through or under Tenant.  Notwithstanding the foregoing, if Landlord determines in good faith that it will be unable to substantially complete the Landlord Repairs by the Outside Restoration Date, Landlord may cease its performance of the Landlord Repairs and provide Tenant with notice (the “Restoration Date Extension Notice”) stating such inability and identifying the date on which Landlord reasonably believes such substantial completion will occur, in which event Tenant may terminate this Lease by notifying Landlord within 10 business days after receiving the Restoration Date Extension Notice.  If Tenant does not terminate this Lease within such 10-business day period, the Outside Restoration Date shall be automatically amended to be the date identified in the Restoration Date Extension Notice.

12       NONWAIVER.  No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof.  Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance.  No acceptance of payment of an amount less than the Rent due hereunder shall be deemed a waiver of Landlord’s right to receive the full amount of Rent due, whether or not any endorsement or statement accompanying such payment purports to effect an accord and satisfaction.  No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder.

13       CONDEMNATION.  If any part of the Premises, Building or Project is taken for any public or quasi-public use by power of eminent domain or by private purchase in lieu thereof (a “Taking”) for more than 180 consecutive days, Landlord may terminate this Lease.  If more than 25% of the rentable square footage of the Premises is Taken, or access to the Premises is substantially impaired as a result of a Taking, for more than 180 consecutive days, Tenant may terminate this Lease.  Any such termination shall be effective as of the date possession must be surrendered to the authority, and the terminating party shall provide termination notice to the other party within 45 days after receiving written notice of such surrender date.  Except as provided above in this Section 13, neither party may terminate this Lease as a result of a Taking.  Tenant shall not assert any claim for compensation because of any Taking; provided, however, that Tenant may file a separate claim for any Taking of Tenant’s personal property or any fixtures that Tenant is entitled to remove upon the expiration hereof, and for moving expenses, so long as such claim does not diminish the award available to Landlord or any Security Holder and is payable separately to Tenant.  If this Lease is terminated pursuant to this Section 13, all Rent shall be apportioned as of the date of such termination.  If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to, or rendered inaccessible by, such Taking.

14       ASSIGNMENT AND SUBLETTING.

14.1         Transfers.  Subject to Section 14.8, Tenant shall not, without Landlord’s prior consent, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors, or permit a Change of Control (defined in Section 14.6) to occur (each, a “Transfer”).  If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 14.3), and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (ii) current financial statements of the proposed transferee (or, in the case of a Change of Control, of the proposed new controlling party(ies)) certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively, the “Transfer Notice”).  Within 15 business days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, or (b) its refusal to consent to the proposed Transfer.  Any Transfer made without Landlord’s prior consent shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default.  Tenant shall pay Landlord a fee of $    for Landlord’s review of any proposed Transfer, whether or not Landlord consents to it.

14.2         Landlord’s Consent.  Subject to Section 14.4, Landlord shall not unreasonably withhold its consent to any proposed Transfer.  Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold its consent to a proposed Transfer if:

14.2.1           The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the date the Transfer Notice is received; or

14.2.2           The proposed transferee has a character or reputation or is engaged in a business that is not consistent with the quality of the Building or the Project; or

14.2.3           The proposed transferee is a governmental entity or a nonprofit organization; or

14.2.4           In the case of a proposed sublease, license or other occupancy agreement, the rent or occupancy fee charged by Tenant to the transferee during the term of such agreement, calculated using a present value analysis, is less than 95% of the rent being quoted by Landlord or its Affiliate (defined in Section 14.8) at the time of such Transfer for comparable space in the Project for a comparable term, calculated using a present value analysis; or

14.2.5           The proposed transferee or any of its Affiliates, on the date the Transfer Notice is received, leases or occupies (or, at any time during the 6-month period ending on the date the Transfer Notice is received, has negotiated with Landlord to lease) space in the Project.

Notwithstanding any contrary provision hereof, (a) if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains

Landlord’s consent thereto pursuant and subject to the terms of this Section 14; and (b) if Landlord unreasonably withholds its consent under this Section 14.2, Tenant’s sole remedies shall be contract damages (subject to Section 20) or specific performance, and Tenant waives all other remedies, including any right to terminate this Lease.

14.3         Transfer Premium.  If Landlord consents to a Transfer, Tenant shall pay Landlord an amount equal to   % of any Transfer Premium (defined below).  As used herein, “Transfer Premium” means    .  Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment or a Change of Control, within 10 days after Tenant or the prior controlling party(ies), as the case may be, receive(s) the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, within five (5) business days after Tenant receives the rent and other consideration described above.

14.4         Intentionally Omitted.

14.5         Effect of Consent.  If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a complete statement, certified by an independent CPA or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium.  In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder.  No Transfer, with or without Landlord’s consent, shall relieve Tenant or any guarantor hereof from any liability hereunder.  Notwithstanding any contrary provision hereof, Tenant, with or without Landlord’s consent, shall not enter into, or permit any party claiming by, through or under Tenant to enter into, any sublease, license or other occupancy agreement that provides for payment based in whole or in part on the net income or profit of the subtenant, licensee or other occupant thereunder.

14.6         Change of Control.  As used herein, “Change of Control” means (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of more than 25% of its equity owners within a 12-month period; and (b) in all other cases, any transaction(s) resulting in the acquisition of a Controlling Interest (defined below) by one or more parties that did not own a Controlling Interest immediately before such transaction(s).  As used herein, “Controlling Interest” means any direct or indirect equity or beneficial ownership interest in Tenant that confers upon its holder(s) the direct or indirect power to direct the ordinary management and policies of Tenant, whether through the ownership of voting securities, by contract or otherwise (but not through the ownership of voting securities listed on a recognized securities exchange).

14.7         Effect of Default.  If Tenant is in Default, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations hereunder) until such Default is cured.  Such transferee shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.

14.8         Permitted Transfers.  Notwithstanding any contrary provision hereof, if Tenant is not in Default, Tenant may, without Landlord’s consent pursuant to Section 14.1, assign this Lease to (a) an Affiliate of Tenant (other than pursuant to a merger or consolidation), (b) a successor to Tenant by merger or consolidation, or (c) a successor to Tenant by purchase of all or substantially all of Tenant’s assets (a “Permitted Transfer”), provided that (i) at least 10 business days before the Transfer, Tenant notifies Landlord of such Transfer and delivers to Landlord any documents or information reasonably requested by Landlord relating thereto, including reasonable documentation that the Transfer satisfies the requirements of this Section 14.8; (ii) in the case of an assignment pursuant to clause (a) or (c) above, the assignee executes and delivers to Landlord, at least 10 business days before the assignment, a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder; (iii) in the case of an assignment pursuant to clause (b) above, (A) the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the Transfer that is not less than the Net Worth of Tenant immediately before the Transfer, and (B) if Tenant is a closely held professional service firm, at least 75% of its equity owners existing 12 months before the Transfer are also equity owners of the successor entity; (iv) the transferee is qualified to conduct business in the state where the Building is located; and (v) the Transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Section 14.  As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.

15       SURRENDER.  Upon the expiration or earlier termination hereof, and subject to Sections 8 and 11 and this Section 15, Tenant shall surrender possession of the Premises to Landlord in as good condition and repair as existed when Tenant took possession and as thereafter improved by Landlord and/or Tenant, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder.  Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, trade fixtures, Lines, free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 23), and (b) repair all damage to the Premises and Building resulting from such removal.  If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense (including storage costs).  If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

16       HOLDOVER.  If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (on a per-month basis without reduction for any partial month) at a rate equal to 150% of the Monthly Rent applicable during the last calendar month of the Term.  Nothing in this Section 16 shall limit Landlord’s rights or remedies or be deemed a consent to any holdover.  If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, then, subject to Section 19.4, Tenant shall be liable for all resulting direct damages incurred by Landlord, but only to the extent that such holdover occurs more than 60 days after notice from Landlord that Landlord has entered into a lease with such new tenant.  For purposes of the preceding sentence, without limitation, any loss of rent, increase in re-leasing costs, or liability (other than for consequential damages) in favor of a new tenant incurred by Landlord as a result of Tenant’s holdover during any period following the expiration or earlier termination hereof shall be deemed direct damages.

17       SUBORDINATION; ESTOPPEL CERTIFICATES.  This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds, deeds to secure debt, and other encumbrances against the Building or Project, all renewals, extensions, modifications, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto.  Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement (a “Succession”), Tenant, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party (the “Successor”) as the lessor hereunder if the Successor agrees not to disturb Tenant’s occupancy so long as Tenant timely pays the Rent and otherwise performs its obligations hereunder; provided, however, that the Successor shall not be liable for or bound by (i) any payment of Rent made to Landlord more than 30 days before its due date, (ii) any act or omission of or default by Landlord hereunder (but the Successor shall be subject to Landlord’s continuing obligations hereunder to the extent arising after the Succession and to the extent of the Successor’s interest in the Property), (iii) any credits, claims, setoffs or defenses that Tenant may have against Landlord, (iv) any modification or amendment to this Lease for which the Security Holder’s consent is required, but has not been obtained, under the Security Agreement, or (v) any obligation hereunder to maintain a fitness facility at the Building.  Within 15 business days after request by Landlord, Tenant shall execute such further instruments as Landlord may reasonably deem necessary to confirm such attornment and evidence the subordination or superiority of this Lease to any Security Agreement.  Tenant waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder upon a foreclosure.  Within 15 business days after Landlord’s request, Tenant shall execute and deliver to Landlord a commercially reasonable estoppel certificate in favor of such parties as Landlord may reasonably designate, including current and prospective Security Holders and prospective purchasers.

18       ENTRY BY LANDLORD.  At all reasonable times and upon reasonable notice to Tenant, or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last 12 months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations.  At any time and without notice to Tenant, Landlord may enter the Premises to perform required services; provided, however, that, except in an emergency, Landlord shall provide Tenant with reasonable prior notice (which notice, notwithstanding Section 25.1, may be delivered by e-mail, fax, telephone or orally and in person) of any entry to perform a service that is not performed on a weekly or more frequent basis.  If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations.  In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises.  Except in an emergency, Landlord shall comply with any reasonable security procedures of Tenant (such as procedures requiring identification of any person entering the Premises, accompaniment by a Tenant employee, and/or the wearing of a badge, but excluding any background check that (i) requires the provision of identifying information other than (a) photo identification or other reasonable evidence of such person’s name, and (b) the name of such person’s employer, (ii) requires more than five (5) minutes to complete, or (iii) precludes entry for any reason other than discovery that such person (a) has been convicted of a felony involving dishonesty or breach of trust, or (b) is a Prohibited Party (defined in Section 25.3).  No entry into or closure of any portion of the Premises pursuant to this Section 18 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.

19       DEFAULTS; REMEDIES.

19.1         Events of Default.  The occurrence of any of the following shall constitute a “Default”:

19.1.1           Any failure by Tenant to pay any Rent when due unless such failure is cured within 5 business days after notice from Landlord to Tenant (which notice, without limiting Section 25.10, shall be in writing); or

19.1.2           Except where a specific time period is otherwise set forth for Tenant’s cure herein (in which event Tenant’s failure to cure within such time period shall be a Default), and except as otherwise provided in this Section 19.1, any breach by Tenant of any other provision hereof where such breach continues for 30 days after notice from Landlord; provided that if such breach cannot reasonably be cured within such 30-day period, Tenant shall not be in Default as a result of such breach if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Landlord’s notice; or

19.1.3           Abandonment of the Premises by Tenant; or

19.1.4           Any breach by Tenant of Sections 5, 14, 17 or 18 where such breach continues for more than 2 business days after notice from Landlord; or

19.1.5           Tenant becomes in breach of Section 25.3.

If Tenant breaches a particular provision hereof (other than a provision requiring payment of Rent) on three (3) separate occasions during any 12-month period, Tenant’s subsequent breach of such provision shall be, at Landlord’s option, an incurable Default.  The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

19.2         Remedies Upon Default.  Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

19.2.1           Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a)        The worth at the time of award of the unpaid Rent which has been earned at the time of such termination; plus

(b)        The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)        The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

(d)        Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus

(e)        At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in Sections 19.2.1(a) and (b), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law.  As used in Section 19.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

19.2.2           [Intentionally Omitted.]

19.2.3           Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3         Efforts to Relet.  Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder.  Tenant waives, for Tenant and for all those claiming by, through or under Tenant, any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

19.4         Mitigation of Damages.  Landlord shall use reasonable efforts to mitigate damages resulting from any breach of this Lease by Tenant; provided, however, that (a) Landlord shall not be required to relet the Premises in preference to any other space in the Project or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Section 14.2; and (b) nothing in this Section 19.4 shall limit Landlord’s rights under clauses (a), (b) or (c) of Section 19.2.1 or under Section 19.3.

19.5         Landlord Default.  Landlord shall not be in default hereunder unless it breaches a provision hereof and such breach continues for 30 days after notice from Tenant; provided that if such breach cannot reasonably be cured within such 30-day period, Landlord shall not be in default as a result of such breach if Landlord diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Tenant’s notice.  Upon any such default by Landlord, Tenant shall have all remedies available to it at law or in equity, except as otherwise provided herein.  Before exercising any remedies for a default by Landlord, Tenant shall give notice and a reasonable time to cure to any Security Holder of which Tenant has been notified.

20       LANDLORD EXCULPATION.  Notwithstanding any contrary provision hereof, (a) the liability of the Landlord Parties to Tenant shall be limited to an amount equal to the lesser of (i) Landlord’s interest in the Building, or (ii) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to 80% of the value of the Building (as such value is determined by Landlord); (b) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (c) no Landlord Party shall have any personal liability for any judgment or deficiency, and Tenant waives and releases such personal liability on behalf of itself and all parties claiming by, through or under Tenant; and (d) no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage.

21       Intentionally Omitted.

22       Intentionally Omitted.

23       COMMUNICATIONS AND COMPUTER LINES.  All Lines installed pursuant to this Lease shall be (a) installed in accordance with Section 7; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) every six (6) feet outside the Premises (including the electrical room risers and any Common Areas), and (ii) at their termination points.  Landlord may designate specific contractors for work relating to vertical Lines.  Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord.  Unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall remove all Lines and repair any resulting damage.  As used herein, “Lines” means all communications or computer wires and cables serving the Premises, whenever and by whomever installed or paid for, including any such wires or cables installed pursuant to any prior lease.

24       PARKING.  Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions.  Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Section 1.9.  Tenant shall pay Landlord any fees, taxes or other charges imposed by any governmental or quasi-governmental agency in connection with the Parking Facility, to the extent such amounts are allocated to Tenant by Landlord.  Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by (or any parking charges are imposed as a result of) any Law.  Tenant shall comply with all rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility.  Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building.  Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant or its employees or invitees.  Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility without abatement of Rent or liability to Tenant provided that such alteration does not materially impair Tenant’s rights under this Section 24.  In addition, for purposes of facilitating any such alteration, Landlord may temporarily deny or restrict access to the Parking Facility, without abatement of Rent or liability to Tenant, provided that Landlord uses commercially reasonable efforts to make reasonable substitute parking available to Tenant.  Tenant’s parking rights under this Section 24 are solely for the benefit of Tenant’s employees and invitees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 14.

25       MISCELLANEOUS.

25.1         Notices.  Except as provided in Section 18, no notice, demand, statement, designation, request, consent, approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing; (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally; and (c) it is sent or delivered to the address set forth in Section 1.10 or 1.11, as applicable, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party.  Any Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) days after the date the Notice is deposited in the U.S. mail or with a courier service as described above.

25.2         Force Majeure.  If either party is prevented from performing any obligation hereunder by any strike, act of God, war, terrorist act, shortage of labor or materials, governmental action, civil commotion or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 25.2 shall not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse any of Tenant’s obligations under Sections 3, 4, 5, 21 or 25.3 or any of Tenant’s obligations whose nonperformance would interfere with another occupant’s use, occupancy or enjoyment of its premises or the Project.

25.3         Representations and Covenants.  Each party (“Representing Party”) represents, warrants and covenants to the other that (a) Representing Party is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state of Ohio; (b) neither Representing Party’s execution of nor its performance under this Lease will cause Representing Party to be in violation of any agreement or Law; (c) Representing Party (and, if Representing Party is Tenant, any guarantor hereof) has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy or suffered the filing by creditors of an involuntary petition in bankruptcy that is not dismissed within 30 days, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally; and (d) no party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Representing Party (or if Representing Party is Tenant, by any guarantor hereof or any subtenant of Tenant) is, or at any time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) a party (a “Prohibited Party”) identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

25.4         Signs.  Landlord shall include Tenant’s name in any tenant directory located in the lobby on the first floor of the Building.  If any part of the Premises is located on a multi-tenant floor, Landlord shall provide identifying suite signage for Tenant comparable to that provided by Landlord on similar floors in the Building.  Such identifying suite signage shall be provided at Landlord’s expense; provided, however, that any changes to such signage made after its initial installation shall be at Tenant’s expense.  Tenant may not install (a) any signs outside the Premises, or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises.

25.5         Supplemental HVAC.  If any supplemental HVAC unit (a “Unit”) serves the Premises, then (a) Tenant shall pay the costs of all electricity consumed in the Unit’s operation, together with the cost of installing a meter to measure such consumption; (b) Tenant, at its expense, shall (i) operate and maintain the Unit in compliance with all applicable Laws and such reasonable rules and procedures as Landlord may impose; (ii) keep the Unit in as good working order and condition as exists upon its installation (or, if later, on the date Tenant takes possession of the Premises), subject to normal wear and tear and damage resulting from Casualty; (iii) maintain in effect, with a contractor reasonably approved by Landlord, a contract for the maintenance and repair of the Unit, which contract shall require the contractor, at least once every three (3) months, to inspect the Unit and provide to Tenant a report of any defective conditions, together with any recommendations for maintenance, repair or parts-replacement; (iv) follow all reasonable recommendation of such contractor; and (v) promptly provide to Landlord a copy of such contract and each report issued thereunder; (c) the Unit shall become Landlord’s property upon installation and without compensation to Tenant; provided, however, that upon Landlord’s request at the expiration or earlier termination hereof, Tenant, at its expense, shall remove the Unit and repair any resulting damage; (d) the Unit shall be deemed (i) a Leasehold Improvement (except for purposes of Section 8), and (ii) for purposes of Section 11, part of the Premises; (e) if the Unit exists on the date of mutual execution and delivery hereof, Tenant accepts the Unit in its “as is” condition, without representation or warranty as to quality, condition, fitness for use or any other matter; (f) if the Unit connects to the Building’s condenser water loop (if any), then Tenant shall pay to Landlord, as Additional Rent, Landlord’s standard one-time fee for such connection and Landlord’s standard monthly per-ton usage fee; and (g) if any portion of the Unit is located on the roof, then (i) Tenant’s access to the roof shall be subject to such reasonable rules and procedures as Landlord may impose; (ii) Tenant shall maintain the affected portion of the roof in a clean and orderly condition and shall not interfere with use of the roof by Landlord or any other tenants or licensees; and (iii) Landlord may relocate the Unit and/or temporarily interrupt its operation, without liability to Tenant, as reasonably necessary to maintain and repair the roof or otherwise operate the Building.

25.6         Attorneys’ Fees.  In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs.

25.7         Brokers.  Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker in connection with this Lease.  Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease.  Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease.  Tenant acknowledges that any Affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

25.8         Governing Law; WAIVER OF TRIAL BY JURY.  This Lease shall be construed and enforced in accordance with the Laws of the state where the Building is located.  THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

25.9         [Intentionally Omitted.]

25.10       Interpretation.  As used herein, the capitalized term “Section” refers to a section hereof unless otherwise specifically provided herein.  As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives are not limiting.  As used herein, the term “business day” means any day other than Saturday, Sunday and any Holiday.

Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property.  Wherever this Lease requires Tenant to comply with any Law, rule, regulation, procedure or other requirement or prohibits Tenant from engaging in any particular conduct, this Lease shall be deemed also to require Tenant to cause each of its employees, licensees, invitees and subtenants, and any other party claiming by, through or under Tenant, to comply with such requirement or refrain from engaging in such conduct, as the case may be.  Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system.  Tenant waives the benefit of any rule that a written agreement shall be construed against the drafting party.

25.11              Entire Agreement.  This Lease sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease).  Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein.  This Lease can be modified only by a written agreement signed by both parties.

25.12              Other.  Landlord, at its option, may cure any Default, without waiving any right or remedy or releasing Tenant from any obligation, in which event Tenant shall pay Landlord, upon demand, the cost of such cure.  If any provision hereof is void or unenforceable, no other provision shall be affected.  Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not binding until it has been executed and delivered by both parties.  If Tenant is comprised of two or more parties, their obligations shall be joint and several.  Time is of the essence with respect to the performance of every provision hereof in which time of performance is a factor.  So long as Tenant performs its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof.  Landlord may transfer its interest herein, in which event Landlord shall be released from, Tenant shall look solely to the transferee for the performance of, and the transferee shall be deemed to have assumed, all of Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit) and Tenant shall attorn to the transferee.  Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alterations to the Project.  No rights to any view or to light or air over any property are granted to Tenant hereunder.  The expiration or termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiration or termination.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD: BRE/COH OH LLC, a Delaware limited liability company By: /s/ Chris Hendricks Name: Chris Hendricks Title: Executive Vice President and Chief Operating Officer

STATE OF TEXAS                               )
 ) SS:
COUNTY OF DALLAS                        )

Before me, a Notary Public in and for said County and State, personally appeared Chris Hendricks, by me known and by me known to be the EVP and COO of BRE/COH OH LLC, a Delaware limited liability company, who acknowledged the execution of the foregoing Office Lease on behalf of said limited liability company.

WITNESS my hand and Notarial Seal this 26th  day of July, 2012.

/s/ Jeanette Kay Drew
Notary Public

Jeanette Kay Drew
Printed Signature
(notarial seal)

My Commission Expires:  June 3, 2015
My County of Residence:  Collin

TENANT: ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation By: /s/ Timothy King Name: Timothy King Title: CFO, Retail Services

STATE OF Ohio                                    )
 ) SS:
COUNTY OF Franklin                          )

Before me, a Notary Public in and for said County and State, personally appeared Timothy King, by me known and by me known to be the CFO of ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation, who acknowledged the execution of the foregoing Office Lease on behalf of said corporation.

WITNESS my hand and Notarial Seal this 19 day of July, 2012.

/s/ Linda E. Megnin
Notary Public

Linda E. Megnin
Printed Signature
(notarial seal)

My Commission Expires:  10/20/2014
My County of Residence:  Franklin

4400 Easton Commons

CONFIRMATION LETTER

October 2, 2012

To:          Alliance Data Systems, Inc.
4400 Easton Commons
Columbus, Ohio  43219

Re:  Office Lease (the “Lease”) dated July 26, 2012, between BRE/COH OH LLC, a Delaware limited liability company (“Landlord”) and Alliance Data Systems, Inc., A Delaware corporation (“Tenant”), concerning suit the 2nd floor and 3rd floor of the building located at 4400 Easton Commons, Columbus, Ohio 43219.

Lease ID:
Business Unit Number:  20770

Dear Alliance Data Systems, Inc.:

In accordance with the Lease, Tenant accepts possession of the Premises and confirms the following:

1.  The Commencement Date is October 1, 2012 and the Expiration Date is February 28, 2018.
2.  The exact number of rentable square feet within the Premises is 68,981 square feet, subject to
     Section 1.2.2 of the Lease.
3.  Tenant’s Share, based upon the exact number of rentable square feet within the Premises, is
     67.9549%, subject to Section 1.6 of the Lease.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention.

“Landlord:”

BRE/COH OH LLC
A Delaware limited Liability Company

By: /s/ Thomas Burdi
Name:  Thomas Burdi
Title:  VP Asset Management

Agreed and Accepted as of 11/16, 2012

“Tenant:”

Alliance Data Systems, Inc.
A Delaware Corporation

By:  /s/ Timothy King
Name:  Timothy King
Title:  CFO

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) is made and entered into as of May 14, 2013, by and between BRE/COH OH LLC, a Delaware limited liability company (“Landlord”), and ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant are parties to that certain lease dated July 26, 2012 (the “Lease”).  Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 68,981 rentable square feet (the “Existing Premises”) described as Suite No(s). 200 and 300 on the 2nd and 3rd floors of the building commonly known as 4400 Easton Commons located at 4400 Easton Commons, Columbus, Ohio (the “Building”).

B.
The parties wish to expand the Premises (defined in the Lease) to include additional space, containing approximately 4,509 rentable square feet described as Suite 175 on the 1st floor of the Building and shown on Exhibit A attached hereto (the “Expansion Space”), on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion.

1.1.
Effect of Expansion.  Effective as of the Expansion Effective Date (defined in Section 1.2 below), the Premises shall be increased from 68,981 rentable square feet on the 2nd and 3rd floors to 73,490 rentable square feet on the 1st, 2nd and 3rd floors by the addition of the Expansion Space, and, from and after the Expansion Effective Date, the Existing Premises and the Expansion Space shall collectively be deemed the Premises.  The term of the Lease for the Expansion Space (the “Expansion Term”) shall commence on the Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the last day of the term of the Lease for the Existing Premises (which the parties acknowledge is February 28, 2018).  From and after the Expansion Effective Date, the Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein.  Except as may be expressly provided herein, (a) Tenant shall not be entitled to receive, with respect to the Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises, and (b) no representation or warranty made by Landlord with respect to the Existing Premises shall apply to the Expansion Space.

1.2.
Expansion Effective Date.  As used herein, “Expansion Effective Date” means the earlier to occur of (i) the date on which Tenant first conducts business in the Expansion Space, or (ii) June 1, 2013 Landlord shall tender possesion of the the Expansion Space to Tenant free from occupancy by any party (the date of such tender shall be referred to hereinafter as the “Delivery Date”) on the first business day following mutual execution and delivery hereof.  During the period beginning on the Delivery Date and ending on the date immediately preceding the Expansion Effective Date, the provisions of this Amendment shall apply to the Expansion Space as if the Expansion Effective Date had occurred; provided, however, that during such period Tenant shall not be required to pay Monthly Rent for the Expansion Space.

1.3.
Confirmation Letter.  At any time after the Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days after receiving it.  If Tenant fails to execute and return (or reasonably object in writing to) such notice within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

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2.	Base Rent. With respect to the Expansion Space during the Expansion Term, the schedule of Base Rent shall be as follows:

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

3.	[Intentionally Omitted.].

4.	Tenant’s Share. With respect to the Expansion Space during the Expansion Term, Tenant’s Share shall be 4.4419%.

5.	Expenses and Taxes. With respect to the Expansion Space during the Expansion Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease.

6.	Improvements to Expansion Space.

6.1.
Condition and Configuration of Expansion Space.  Tenant acknowledges that it has inspected the Expansion Space and agrees to accept it in its existing condition and configuration (or in such other condition and configuration as any existing tenant of the Expansion Space may cause to exist in accordance with its lease), without any representation by Landlord regarding its condition or configuration and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.

6.2.	Responsibility for Improvements to Expansion Space. Landlord shall perform improvements to the Expansion Space in accordance with Exhibit B attached hereto.

7.
Other Pertinent Provisions.  Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

7.1.	Acceleration Fee. In Section 2.3 of Exhibit F to the Lease, the amount “$ ” is hereby replaced with the amount “$ .”

8.	Miscellaneous.

8.1.
This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.  Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

8.2.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4.
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant.  Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

8.5.
The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

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8.6.
Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.  Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.  Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

8.7.
If Tenant has any expansion right (whether such right is designated as a right of first offer, right of first refusal, expansion option or otherwise) that was granted to Tenant under the Lease (as determined without giving effect to this Amendment) and that, by virtue of this Amendment, will apply to space different from or in addition to the space to which such expansion right previously applied, then, as applied to such different or additional space, such expansion right shall be subject and subordinate to any expansion right (whether such right is designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date of mutual execution and delivery hereof.

[SIGNATURES ARE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD: BRE/COH OH LLC, a Delaware limited liability company By: /s/ Thomas Burdi Name: Thomas Burdi Title: VP – Asset Management

STATE OF TEXAS                               )
 ) SS:
COUNTY OF DALLAS                        )

Before me, a Notary Public in and for said County and State, personally appeared Thomas Burdi, by me known and by me known to be the VP – Asset Management of BRE/COH OH LLC, a Delaware limited liability company, who acknowledged the execution of the foregoing Amendment on behalf of said limited liability company.

WITNESS my hand and Notarial Seal this 14th  day of May, 2013.

/s/ Jeanette Kay Drew
Notary Public

Jeanette Kay Drew
Printed Signature
(notarial seal)

My Commission Expires:  June 3, 2015
My County of Residence:  Collin

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TENANT: ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation By: /s/ Timothy King Name: Timothy King Title: CFO & CAO

STATE OF Ohio                                    )
 ) SS:
COUNTY OF Franklin                          )

Before me, a Notary Public in and for said County and State, personally appeared Timothy King, by me known and by me known to be the CFO & CAO of ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation, who acknowledged the execution of the foregoing Amendment on behalf of said corporation.

WITNESS my hand and Notarial Seal this 1 day of May, 20113.

/s/ Linda E. Megnin
Notary Public

Linda E. Megnin
Printed Signature
(notarial seal)

My Commission Expires:  10/20/2014
My County of Residence:  Montgomery

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